UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 14, 2008

Date of Report (Date of earliest event reported)

CENTRO NP LLC

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12244	64-0955724
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of principal executive offices, including zip code)

212-869-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01              Entry into a Material Definitive Agreement.

Letter Agreement Amending Amended and Restated Revolving Credit Agreement

On February 14, 2008, Centro NP LLC (the “Company”) entered into a letter agreement (the “Letter Agreement”), amending its $350.0 million unsecured revolving credit facility (the “Revolving Credit Facility”) with Bank of America N.A., as administrative agent (the “Administrative Agent”).

The Letter Agreement extends the maturity date (the “Termination Date”) from February 15, 2008 to the earlier to occur of (i) September 30, 2008 and (ii) the date on which any Trigger Event (as defined in the Letter Agreement) occurs.  The Letter Agreement also amends the applicable margin of the interest rate of the loans under the Revolving Credit Facility to 1.75% (the “Applicable Margin”).  The loans under the Revolving Credit Facility bear interest at a rate per annum equal to, at the Company’s option, (i) a base rate equal to the prime rate plus the Applicable Margin or (ii) the LIBOR rate plus the Applicable Margin.

Trigger Events include, among other things, defaults, borrowing or prepayments under credit facilities of certain affiliates of the Company and a requirement that, prior to April 30, 2008, certain indirect Australian parents of the Company must extend the maturity of certain indebtedness of theirs to a date no earlier than September 30, 2008.

The Letter Agreement also provides that the Company may not request, and the lenders under the Revolving Credit Facility will have no obligation, to make any extensions of credit under the Revolving Credit Facility.  An extension fee of $3,292,952 under First Amendment to the Revolving Credit Facility, entered into on December 16, 2007, remains the same under the Letter Agreement and will be paid on the Termination Date.

The description of the Letter Agreement provided above is qualified in its entirety by reference to the full and complete terms contained in the Letter Agreement which is filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Letter Agreement, by and among Centro NP LLC, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, dated as of February 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2008	CENTRO NP LLC

	By	/s/ Steven Siegel
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Letter Agreement, by and among Centro NP LLC, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, dated as of February 14, 2008.